TRANSPORT CORPORATION OF AMERICA, INC.

                                                                    EXHIBIT 11.1

                 Computation of Earnings (Loss) per Common Share
               (In thousands, except share and per share amounts)

                                                      THREE MONTHS ENDED DECEMBER 31,
                                                -------------------------------------------
                                                    2000           1999            1998
-------------------------------------------------------------------------------------------
Net earnings (loss)                             $        849   $       (406)   $      3,202
-------------------------------------------------------------------------------------------

Average number of common
    shares outstanding                             7,177,955      7,114,456       6,702,275

Average number of common shares outstanding,
    non-detachable put                             1,117,337      1,200,000       1,200,000
-------------------------------------------------------------------------------------------

Average number of common shares outstanding,
    including non-detachable put                   8,295,292      8,314,456       7,902,275

Dilutive effect of outstanding stock
    options and warrants                                 292              0          33,874

Dilutive effect of non-detachable put option       2,640,493              0         472,001
-------------------------------------------------------------------------------------------

Average number of common and common
    equivalent shares outstanding                 10,936,077      8,314,456       8,408,150
-------------------------------------------------------------------------------------------

Basic earnings (loss) per share                 $       0.10   $      (0.05)   $       0.41

Diluted earnings (loss) per share               $       0.08   $      (0.05)   $       0.38
===========================================================================================

                                                          YEARS ENDED DECEMBER 31,
                                                -------------------------------------------
                                                    2000           1999            1998
-------------------------------------------------------------------------------------------
Net earnings                                    $      4,673   $      8,276    $     10,656
-------------------------------------------------------------------------------------------

Average number of common
    shares outstanding                             7,171,589      6,942,481       6,699,833

Average number of common shares outstanding,
    attributable to non-detachable put             1,145,533      1,200,000         600,000
-------------------------------------------------------------------------------------------

Average number of common shares outstanding,
    including non-detachable put                   8,317,122      8,142,481       7,299,833

Dilutive effect of outstanding stock
    options and warrants                              12,139         29,461          63,367

Dilutive effect of non-detachable put option       1,739,746        398,507         157,334
-------------------------------------------------------------------------------------------

Average number of common and common
    equivalent shares outstanding                 10,069,007      8,570,449       7,520,534
-------------------------------------------------------------------------------------------

Basic earnings per share                        $       0.56   $       1.02    $       1.46

Diluted earnings per share                      $       0.46   $       0.97    $       1.42
===========================================================================================